Exhibit 2.7

                            SELECT THERAPEUTICS INC.

                                  QUESTIONNAIRE

                         220,000 Shares of Common Stock
                     to be Issued in Exchange for all of the

                 Outstanding Shares of Sierra Diagnostics, Inc.

                                    * * * * *




                                OCTOBER 19, 1998



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                                  INSTRUCTIONS

     1.  Provide  all  requested   information   on,  and  sign,  the  following
Questionnaire.*

     2. The price to be paid by each Subscriber for his shares of Common Stock of Select Therapeutics Inc. ("Select") is that number of shares of Sierra Diagnostics, Inc. Common Stock set forth opposite Subscriber's name in Exhibit A to the Stock Purchase Agreement (the "Agreement") among the Subscribers and Select, dated October 19, 1998.








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     * The purchasers of the subject securities are collectively  referred to as the "Subscribers". The words "Subscriber" and "undersigned", and all pronouns, and any variations thereof, used in this Questionnaire shall be deemed to refer to the masculine or feminine, singular or plural, as the identity of the person or persons may require.

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                                  QUESTIONNAIRE

ITEM 1.           READ AND THEN INITIAL THE FOLLOWING STATEMENT:

_______ For the sole purpose of inducing Select to sell its Common Stock to me pursuant to the Agreement, and acknowledging that Select will rely on the truthfulness of my representations in reasonably believing that the sale thereof is exempt from the registration requirements of the Securities Act, I hereby represent to Select that the statement or statements initialed by me below are true and correct in all respects. I understand that a false representation may constitute a violation of law and that Select and any other person who suffers damage as a result of a false representation may have a claim against me for damages.

ITEM 2.           SUPPLY THE FOLLOWING PERSONAL INFORMATION

                  _______________________________         ______________________
                  Date of Birth                           Social Security Number

                  Residence Address

                  _______________________________

                  _______________________________
                  City     State      Zip Code

                  Telephone: _______________ home

                             _______________ office

                  Occupation: _______________________________________

                  Employer: Name ____________________________________

                            Address _________________________________

                                    _________________________________

                            Telephone No. ___________________________

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                  Education:  I am a college graduate:  ______   ______
                                                         Yes       No

                              Name of College: ___________________________

                              Degree: ____________________________________

                              Year: ______________________________________

ITEM 3. REGARDING YOUR "ACCREDITED INVESTOR" STATUS, INITIAL EACH OF THE FOLLOWING STATEMENTS THAT APPLIES:

_______ (a) I am a natural person having an individual net worth, or a joint net worth with my spouse, in excess of $1,000,000. For purposes of this Questionnaire, "net worth" means the difference between my, or our, total assets at fair market value, including home and personal property, and my, or our, total liabilities.

_______ (b) I am a natural person with annual income in excess of $200,000, or joint annual income with my spouse in excess of $300,000, in each of the two most recent years, and I reasonably expect to have an individual annual income in excess of $200,000, or joint annual income with my spouse in excess of $300,000, for the current year. For purposes of this Questionnaire, "income" means adjusted gross income, as reported for Federal income tax purposes, increased by the following amounts: (i) the amount of any tax exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership and deducted in arriving at adjusted gross income; (iii) any deduction claimed for depletion; (iv) deductible amounts contributed to an IRA, Keogh or Canadian R.R.S.P. retirement plan; and (v) alimony paid.

_______ (c) Although I do not qualify as an accredited investor under Items 3(a) or (b) above, I have a net worth greater than $500,000, and for the last calendar year I had, and --- I estimate that for the current calendar year I will have, taxable income, as defined in Section 63 of the Internal Revenue Code of 1986, as amended, of at least $500,000.


ITEM 4. REGARDING WHETHER YOU ARE AN "AFFILIATE" OF SELECT, READ AND THEN INITIAL EACH OF THE FOLLOWING STATEMENTS WHICH ARE CORRECT:

_______ (a) I am not a beneficial owner, or a member of the immediate family of any beneficial owner, of ten percent

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                  (10%) or more of Select's  Common Stock.  For these  purposes,
                  "immediate  family"  means any child,  stepchild,  grandchild,
                  parent,    stepparent,     grandparent,    spouse,    sibling,
                  mother-in-law,      father-in-law,      daughter-in-law     or
                  sister-in-law, including adoptive relationships.

_______           (b) I am not a member of the  immediate  family of any officer
                  or  director  of  Select  or  any  person  who  controls,   is
                  controlled by or is under common control with Select.

_______ (c) I am not a beneficial owner, or a member of the immediate family of any beneficial owner, of ten percent (10%) or more of the equity interest in any entity which controls, is controlled by or is under common control with Select.

_______ (d) I do not own, and I am not a member of the immediate family of any person who owns, ten percent or more of any trust or estate which controls, is controlled by or is under common control with Select nor do I serve as trustee, executor or in any similar capacity of any such trust or estate.

_______ (e) To my best knowledge, I am not an affiliate of any other Subscriber. For these purposes, "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.

_______ (f) To my best knowledge, I am not an affiliate of any shareholder of Select.

For each statement above that you did not initial, explain the relationship you do have:________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

ITEM 5.           INITIAL THE APPROPRIATE ANSWER TO THE FOLLOWING QUESTION:

                  I have appointed and utilized a Purchaser Representative in connection with my acquisition of Select Shares pursuant to the Agreement.

                           _____         ______
                           Yes               No

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ITEM 6.           ANSWER THE FOLLOWING QUESTION AND SUPPLY ANY REQUIRED

                  INFORMATION:

                  State whether you or any of your associates or affiliates (i) are a member or a person associated with a member of the National Association of Securities Dealers, Inc. (the "NASD"),
                  (ii) own any stock or other securities of an NASD member (other than purchased on the open market), or (iii) have made a subordinated loan to any NASD member?

                           _____         ______
                           Yes               No

                  If you marked yes to Item 5 or 6 above, please briefly describe the facts below:

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________

ITEM 7.           SIGNATURE:

                           ____________________________________
                           Subscriber's Signature

                           Name: ______________________________
                                            (please print)

                           Date: ______________________________


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